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                                                                    Exhibit 99.7

                                  CERTIFICATION

                          Chase Credit Card Owner Trust
                           Series 2001-6 (the "Trust")

I, Patricia M. Garvey, a vice president in charge of the reports of the servicing function of Chase Manhattan Bank USA, National Association for the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing agreement, or similar agreement, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar agreement, and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, or similar agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the pooling and servicing agreement, or similar agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, or similar agreement, that is included in this annual report.


Date:    March 30, 2004


         /s/ Patricia M. Garvey
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Name:    Patricia M. Garvey
Title:   Vice President
Company: Chase Manhattan Bank USA, National Association